
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund Limited Partnership and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                     127,701,224
<SECURITIES>                                         0
<RECEIVABLES>                                  587,146<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             148,972,658<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               148,972,658<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            33,683,534<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            16,334,076
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             17,349,458
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         17,349,458
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                17,349,458
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $497,966, and due from DWR of $89,180.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $20,684,288.
<F3>Liabilities include redemptions payable of $2,976,998, accrued brokerage commission of $0, accrued management fees of $352,057, administrative expenses payable of $91,980 and accrued transaction fees and costs of $0.
<F4>Total revenue includes realized trading revenue of $6,592,590, net change in unrealized of $20,694,452 and interest income of $6,396,492.

